EXHIBIT 32.1

Certification of the Chief Executive Officer Pursuant Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

I, James A. Konrath, Chairman and Chief Executive Officer of Accredited Mortgage Loan REIT Trust (the “Registrant”), do hereby certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) that, based on my knowledge:

(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: September 18, 2007	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Accredited Mortgage Loan REIT Trust and will be retained by Accredited Mortgage Loan REIT Trust and furnished to the Securities and Exchange Commission or its staff upon request.